Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frederick H. Eppinger, J. Kendall Huber and Eugene M. Bullis, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to any or all of the registration statements listed below, which registration statements have been previously filed by The Hanover Insurance Group, Inc., and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Form	Registration Number
S-8	333-578
S-8	333-580
S-8	333-582
S-8	333-72491

Signature	Title	Date

/s/ FREDERICK H. EPPINGER Frederick H. Eppinger	Director, President and Chief Executive Officer (Principal Executive Officer)	May 21, 2009

/s/ EUGENE M. BULLIS Eugene M. Bullis	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 21, 2009

/s/ MICHAEL P. ANGELINI Michael P. Angelini	Director	May 21, 2009

/s/ P. KEVIN CONDRON P. Kevin Condron	Director	May 21, 2009

/s/ NEAL F. FINNEGAN Neal F. Finnegan	Director	May 21, 2009

/s/ DAVID J. GALLITANO David J. Gallitano	Director	May 21, 2009

/s/ GAIL L. HARRISON Gail L. Harrison	Director	May 21, 2009

/s/ ROBERT J. MURRAY Robert J. Murray	Director	May 21, 2009

/s/ JOSEPH R. RAMRATH Joseph R. Ramrath	Director	May 21, 2009

/s/ HARRIETT TEE TAGGART Harriett Tee Taggart	Director	May 21, 2009